UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): January 2, 2008

China 3C Group
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-28767	88-0403070
(Commission File Number)	(IRS Employer Identification No.)

368 HuShu Nan Road HangZhou City, Zhejiang Province China
(Address of Principal Executive Offices) (Zip Code)

086-0571-88381700
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of China 3C Group (the “Company”) to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 1.01  Entry into a Material Definitive Agreement.

On January 2, 2008, Hangzhou Shan He Electric Company Limited (“Shan He”), a subsidiary of the Company, entered into a Consignment Agreement (the “Shan He Agreement”) with Hangzhou Lotour Digital Products Business Company Limited (“Lotour”), whereby Lotour would act as an exclusive, value added reseller of Shan He’s audio-visual products and small household appliances (the “Household Products”), until December 31, 2008.

Shan He has agreed to provide a warranty for the Household Products sold by Lotour and pursuant to the Shan He Agreement, it will supply Lotour, at its own cost, with sample Household Products and displays to be placed within Lotour’s stores. Shan He will be entitled to the proceeds from each sale of the Household Products less Lotour’s costs, expenses, 5% general commission and other discretionary commissions as may be mutually agreed upon by both parties.

A copy of the Shan He Agreement is filed as Exhibit 10.1 hereto.

On January 3, 2008, Hangzhou Wang Da Electric Company Limited (“Wang Da”), a subsidiary of the Company, entered into a Consignment Agreement (the “Wang Da Agreement”) with Hangzhou Lotour Digital Products Business Company Limited (“Lotour”), whereby Lotour would act as an exclusive, value added reseller of Wang Da’s mobile phones and mobile phone accessories (the “Mobile Products”), until December 31, 2008.

Wang Da has agreed to provide a warranty for the Mobile Products sold by Lotour and pursuant to the Wang Da Agreement, it will supply Lotour, at its own cost, with sample Mobile Products and displays to be placed within Lotour’s stores. Wang Da will be entitled to the proceeds from each sale of the Mobile Products less Lotour’s costs, expenses, 2% general commission and other discretionary commissions as may be mutually agreed upon by both parties.

A copy of the Wang Da Agreement is filed as Exhibit 10.2 hereto. A copy of a press release announcing the agreement on January 11, 2008 is filed as Exhibit 99.1 hereto.

The description of the transactions contemplated by the Wang Da Agreement and the Shan He Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of each of the exhibits filed herewith and incorporated by this reference.

The information in this Report, including the exhibits, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. It shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Consignment Agreement, dated January 2, 2008.*

10.2	Consignment Agreement, dated January 3, 2008.*

99.1	Press Release dated January 11, 2008.

* Summary translation filed as an exhibit. The agreement is in Chinese and the version executed by the Company is in Chinese.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA 3C GROUP

	By:	/s/ Zhenggang Wang
	Name:	Zhenggang Wang
	Title:	Chief Executive Officer

Dated: January 16, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consignment Agreement, dated January 2, 2008.*

10.2	Consignment Agreement, dated January 3, 2008.*

99.1	Press Release dated January 11, 2008.

* Summary translation filed as an exhibit. The agreement is in Chinese and the version executed by the Company is in Chinese.